Exhibit 10.1

Socket Mobile, Inc.

SECURED SUBORDINATED CONVERTIBLE NOTE EXTENSION AGREEMENT

This Secured Subordinated Convertible Note Extension Agreement (“Extension Agreement”) is entered into as of November 16, 2022 (the “Effective Date”), by and between Socket Mobile, Inc., a Delaware corporation (the “Company” or “Borrower”) and the holders listed on Schedule A hereto (“Holder”).

WHEREAS, the Company previously entered into a series of Secured Subordinated Convertible Notes, issued August 31, 2020, with the Holders (each, a “Note”).

WHEREAS, the Notes provide that any provision of the Notes may be amended, waived or modified upon the written consent of the Company and Holders holding more than 66.67% of the aggregate principal amount of the Notes (a “Majority in Interest of Holders”).

WHEREAS, the principal amount of the Notes outstanding as of the Effective Date is set forth opposite each Holder’s name on Schedule A hereto.

WHEREAS, the Company and the undersigned Holders, representing a Majority in Interest of Holders, desire to amend the Notes to extend the maturity date of the Notes from August 30, 2023 to August 30, 2024.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.                  Section 1(a) of each outstanding Note is hereby amended and restated in its entirety to read as follows:

“Repayment at Maturity. Unless the obligations under this Note are earlier repaid in full pursuant to Section 1(b), 1(c) or otherwise or converted pursuant to Section 3, the Company shall pay to the Holder an amount in cash representing all outstanding Principal plus any accrued and unpaid Interest thereon on August 30, 2024 (the “Maturity Date”).”

2.                  The parties agree that, as of the Effective Date, there exists relative to the Notes no default or any Event of Default as defined therein.

3.                  Other than as set forth herein, all other terms and conditions of the Notes remain unchanged and in full effect. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Notes.

4.                  This Extension Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Extension Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused this Extension Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

SOCKET MOBILE, INC.

By: /s/ Lynn Zhao

Name: Lynn Zhao

Title: Chief Financial Officer

HOLDERS

By: /s/ Charlie Bass

Name: Charlie Bass

By: /s/ Lynn Zhao

Name: Lynn Zhao

Schedule A

Holder	Outstanding Principal Amount
Charlie Bass	1,000,000.00
Millennium Trust Company, Kevin J Mills, IRAT	175,000.00
Lee Baillif	50,000.00
Lynn Zhao	25,000.00
Erik Fidel	50,000.00
Chu-Rissman Trust (Flora Chu)	100,000.00